Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Incentive Stock Plan of TCSI Corporation and therein of our report dated February 2, 2001, with respect to the consolidated financial statements of TCSI Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/  Ernst & Young LLP

Walnut Creek, California
December 12, 2001